EXHIBIT 10.6

Dated                                                      17 May                                                      2011

(1)           SEGRO (WINNERSH) LIMITED

(2)           EMERGENT PRODUCT DEVELOPMENT UK LIMITED

Agreement for surrender

of premises known as 530/535 and 545 IQ Winnersh Wokingham Berkshire

Eversheds LLP
1 Callaghan Square
Cardiff
CF10 5BT
Tel 0845 497 9797
Fax 0845 498 7333
Int +44 29 2047 1147
DX 33016 Cardiff
www.eversheds.com

CONTENTS

Clause		Page
1	INTERPRETATION	1
1.1	Defined terms	1
1.2	Construction	3
1.3	Contracts (Rights of Third Parties) Act 1999	3
1.4	Particulars	3
1.5	Commercial Conditions	3
2	AGREEMENT TO SURRENDER	3
2.1	Agreement	3
2.2	Consideration	4
2.3	Completion	6
2.4	Timing for completion	6
2.5	Possession	6
2.6	Condition	6
2.7	Landlord’s Inspection of the Works	8
2.8	Authorisation of Agreement	8
3	TITLE	8
3.1	Title deduced	8
3.2	Title guarantee	9
4	PENDING COMPLETION	9
4.1	Terms of the Lease	9
4.2	Tenant’s obligations	9
5	COMPLETION	9
5.1	Handover of the Premises	9
5.2	Release of obligations	10
5.3	Rent arrears	10
5.4	Reimbursement of rent	10
5.5	Service charge	11
6	ADDITIONAL PROVISIONS	11
6.1	Information provided	11
6.2	Entire agreement	11
6.3	VAT	11
6.4	Deed of Variation	11
6.5	Non-Merger	12
6.6	Splitting of Electricity Supply to 540 and 545 Eskdale Road	12
7	SIGNING	12
Schedules
1	Variations to the Commercial Conditions	30
Appendices
1	Deed of Variation	30
2	Deeds of Surrender	30
3	List of Plant and Equipment	30
4	Contract for Part of the Work required to split the Electricity Supply to 540 and 545 Eskdale Road	30

PARTICULARS

Date	17 May 2011
Landlord	SEGRO (WINNERSH) LIMITED (registered number 05472073) whose registered office is at Cunard House 15 Regent Street London SW1Y 4LR.
Tenant	EMERGENT PRODUCT DEVELOPMENT UK LIMITED (registered number 03270465) whose registered office is at 545 Eskdale Road Winnersh Wokingham Berkshire RG41 5TU.
Completion Date	17 May 2011
Condition	The Tenant complying in full with its obligations in clause 2.6 to the Landlord’s reasonable satisfaction.
Dilapidations Payment	Two hundred and thirty thousand pounds (£230,000) inclusive of VAT.
Landlord’s Premises	The estate known as IQ Winnersh of which the Premises form a part.
Landlord’s Solicitors	Eversheds LLP of 1 Callaghan Square Cardiff CF10 5BT (Ref: David Farmer.165998.28).
Lease	Together:

• A lease dated 10 May 2007 made between (1) Slough Estates (Winnersh) Limited and (2) Emergent Product Development UK Limited and (3) Emergent Biosolutions Incorporated of the First Premises together with (except for the purposes of clause 5.1.9.2) all deeds and documents varying or supplemental or ancillary to that lease at the Date of Actual Completion (the “First Lease”); and

• A lease dated 13 December 1996 made between (1) Slough Properties Limited and (2) Azur Environmental Limited of the Second Premises together with (except for the purposes of clause 5.1.9.2) all deeds and documents varying or supplemental or ancillary to that lease at the Date of Actual Completion (the “Second Lease”).

Lonza	Lonza Biologies PLC (registered number 02742471) whose registered office is at 228 Bath Road, Slough, SL1 4DX.
Price	One million three hundred and seventy five thousand two hundred and ninety eight pounds (£1,375,298) plus VAT or such lower figure as may be calculated in accordance with clause 2.2 of this agreement.
Premises	Together:
• The premises known as 530/535 IQ Winnersh described in more detail in the First Lease (the “First Premises”); and
• The premises known as 545 IQ Winnersh described in more detail in the Second Lease (the “Second Premises”).
Tenant’s Guarantor
Emergent Biosolutions Incorporated (incorporated and registered in England and Wales under company number 373-6090) the registered office of which is at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington DE 19808, USA

Tenant’s Solicitors	Richard Bruce Paschal II, Legal Department, Emergent Biosolutions Inc. 2273 Research Blvd., Suite 400, Rockville, Maryland 20850
and
Manches LLP, 9400 Garsington Road, Oxford Business Park, Oxford OX4 2HN (Ref: Stephen Stratton)
Title Numbers	BK 415328

THIS AGREEMENT is made on the date set out in the Particulars

BETWEEN

(1)           the Landlord; and

(2)           the Tenant.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Defined terms

In this Agreement, the following words and expressions have the following meanings:
“Actual Completion”	actual completion of the surrender of the Lease and “Date of Actual Completion” is to be interpreted accordingly
“Commercial Conditions”	the Standard Commercial Property Conditions (Second Edition)
“Contract Rate”	4% per annum above the base lending rate from time to time of Barclays Bank
“Consents”	all permissions, licences, certificates, consents and approvals required under any statute or from any local or public authority for the Works (as defined in clause 2.6)
“Deeds of Surrender”	two deeds of surrender in the form attached to this Agreement at Appendix 2.
“Electrical Works”
means the works required to split the electricity supply to 540 and 545 Eskdale Road (such supply currently being by way of a single feed in to 545 Eskdale Road) such work to include the provision of a new mains supply for Unit 540 and the provision of a new electricity meter for Unit 540 such work partly shown by the contract at Appendix 4 and to disconnect the electrical feed from 545 Eskdale Road to 540 Eskdale Road.

“Particulars”	the Particulars set out at the front of this Agreement
“Rent Deposit Deeds”	the following rent deposit deeds:

(a)a rent deposit deed dated 10 May 2007 between (1) Slough Estates (Winnersh) Limited (2) Emergent Product Development UK Limited (3) Emergent Biosolutions Incorporated in relation to the First Lease; and

(b)a rent deposit deed dated 6 December 2005 between (1) Slough Estates (Winnersh) Limited (2) Emergent Europe Limited in relation to the Second Lease
“Rent Deposits”	Means:
the rent deposits due back to the Tenant pursuant to the terms of the Rent Deposit Deeds in respect of the Lease; and

the balance in the Account (as defined in the Unit 540 Rent Deposit Deed) at the Date of Actual Completion less the sum of £71,280.00 being the amount which the Landlord is entitled to hold pursuant to the terms of the Unit 540 Rent Deposit Deed on account of the Tenant’s continuing obligations in the Unit 540 Lease

“Statutory Requirements”	all legislation having legal effect in the United Kingdom relating to the carrying out of the Works from time to time in force
“Target Date”	The date which is twenty (20) weeks from the date of this agreement
“Unit 540 Lease”	means a lease of Unit 540 Eskdale Road, IQ Winnersh, Wokingham dated 13 December 1996 made between Slough Properties Limited (1) and Azur Environmental Limited (2)
“Unit 540 Rent Deposit Deed”	means the Rent Deposit Deed dated 06 December 2005 between Slough Estates (Winnersh) Limited (1) and Emergent Europe Limited (2)

1.2	Construction

In this Agreement:

1.2.1	the clause headings do not affect its interpretation;

1.2.2
unless otherwise indicated, references to clauses and Schedules are to clauses of and Schedules to this Agreement and references in a Schedule to a Part or paragraph are to a Part or paragraph of that Schedule;

1.2.3	references to any statute or statutory provision include references to:

1.2.2.1	all Acts of Parliament and all other legislation having legal effect in the United Kingdom; and

1.2.2.2
any subsequent statutes directly or indirectly amending, consolidating, extending, replacing or re-enacting that statute and also include any orders, regulations, instruments or other subordinate legislation made under that statute;

1.2.4	references to the Premises include any part of them;

1.2.5	“including” means “including, without limitation”;

1.2.6	“working day” has the meaning given to it in the Commercial Conditions; and

1.2.7	if any provision is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remainder of the Agreement is to be unaffected.

1.3	Contracts (Rights of Third Parties) Act 1999

The parties to this Agreement do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

1.4	Particulars

The Particulars form part of this Agreement and words and expressions set out in the Particulars are to be treated as defined terms in this Agreement.

1.5	Commercial Conditions

Commercial Conditions 1, 2.1, 3.1, 3.3, 6.1, 8 and 9, as varied by Schedule 1, form part of this Agreement so far as they are applicable to the surrender of the Lease and are consistent with the express terms of this Agreement.  Part 2 of the Commercial Conditions are not incorporated into this Agreement.

2.	AGREEMENT TO SURRENDER

2.1	Agreement

Subject to the Tenant complying with the Condition the Tenant agrees to surrender and the Landlord agrees to accept the surrender of the Lease.

2.2	Consideration

2.2.1	The consideration for the surrender is the payment by the Tenant to the Landlord of the Price and the release to be given under clause 5.2.

2.2.2
The Tenant is entitled to set off against the Price the amount of the Rent Deposits (including all interest accrued on the Rent Deposits up to the Date of Actual Completion) and the Landlord shall prior to the Completion Date notify the Tenant in writing of the amount of the Rent Deposits and provide reasonable supporting evidence for such amount by way of bank statements for the account(s) in which the Rent Deposits are held.

2.2.3.1
If the Landlord grants to Lonza a new lease of the Second Premises or allows Lonza to occupy the Second Premises whether or not by way of the grant of a lease (except any occupation pursuant to any agreement for such a new lease) on or before 31 December 2011 the Tenant shall be entitled to a reimbursement of part of the Price, such set off or reimbursement (as the case may be) to be a sum equivalent to the Discount.

2.2.3.2                                The Discount shall be calculated using the following formula:

A --------	x	B
365
where
A	=	£104,459.51
B	=	The length of time in days calculated from the earlier of:
(a)
The date of the grant of any new lease of the Second Premises which is granted by the Landlord to Lonza on or before 31 December 2011 up to and including the first date upon which Lonza may break that new lease or the length of time in days of any occupation of the Second Premises by Lonza whether or not by way of the grant of a lease ( except any occupation pursuant to any agreement for such a new lease ) ; and

(b)		the date on which the Tenant has completed the Electrical Works and has notified the Landlord of the completion of the Electrical Works; and
(c)
The date on which Lonza become liable to pay the principal rent due under any new lease of the Second Premises whether or not before the grant of such new lease or the date on which Lonza become liable to pay compensation equivalent to rent for any occupation of the Second Premises where such occupation Is permitted without the grant of a lease but in no circumstances shall such length of time be less than the period beginning on the earlier of a, b or c above and expiring on 31st January 2013.

So, for example, if the Landlord were to grant a new lease of the Second Premises on 15 June 2011 for a term of eighteen (18) months but the Tenant had completed the Electrical Works and had notified the Landlord of such completion of the Electrical Works on or before 1 June 2011, the Discount would be:

104,459.51 ------------- 365	x	579 = £165,704.25

2.2.3.3	The Landlord shall use its reasonable endeavours to grant a new lease of the Second Premises to Lonza as soon as is reasonably practicable following the date of this agreement.

2.2.3.4
Without prejudice to the generality of the obligation in clause 2.2.3.3 above, the Landlord shall keep the Tenant informed of all material developments in relation to the grant of any new lease of the Second Premises to Lonza and notify the Tenant of the grant of any such new lease of the Second Premises or the Landlord allowing Lonza to occupy the Second Premises, shall keep the Tenant informed of the date on which Lonza become liable to pay the principal rent due under any such new lease of the Second Premises where such liability commences before the grant of the lease and provide the Tenant with a copy of any such new lease together with any agreement for lease which preceded it or confirmation of any such occupation permitted in the absence of the grant of any lease.

2.2.3.5	The Discount shall be payable within ten working days after the later of:

(a)	completion by the Tenant of the Electrical Works;

(b)	the date upon which the Tenant notifies the Landlord that the Electrical Works have been completed; and

(c)	the date upon which Lonza becomes lawfully entitled to occupy the Second Premises and liable to pay the rent to the Landlord in respect of such occupation.

2.2.3.6	The parties shall act in good faith in relation to the provisions of this clause.

2.3	Completion

Completion of the surrender:

2.3.1	is to take place on the Completion Date;

2.3.2	is to be completed by the Landlord and the Tenant completing the Deeds of Surrender; and

2.3.3	will operate to merge the title to the Lease in the Landlord’s title to the Premises.

2.4	Timing for completion

Neither party will be under any obligation to complete the surrender on a day that is not a working day or before 9:30 am or after 5:30 pm on a working day, even where time is of the essence for completion.

2.5	Possession

The Lease is surrendered with vacant possession subject as mentioned in clause 2.6.1.3.

2.6	Condition

2.6.1	The Condition is that the Tenant shall do the following at its own cost:

2.6.2.1	ensure that all services and utilities to the Premises (other than electricity) are separated from and rendered independent from those serving 540 Eskdale Road;

2.6.2.2	block up the doorways between 540 and 545 Eskdale Road; and

2.6.2.3
give up possession of the Premises in the state of repair and condition required by this Agreement (provided that the Tenant shall leave one of the two (2) back up generators in situ behind unit 535 Eskdale Road)

PROVIDED FURTHER that the Tenant may leave items of plant and equipment within the Second Premises shown on the list attached hereto at Appendix 3 where such items have been purchased from the Tenant by Lonza or by any prospective new tenant of the Second Premises.

2.6.2	In carrying out the works to satisfy the Condition (the “Works”) the Tenant shall do so:

2.6.2.1	at its own cost and expense;

2.6.2.2	with all due diligence and speed;

2.6.2.3	in accordance with any Consents and all Statutory Requirements;

2.6.2.4	in a good and workmanlike manner;

2.6.2.5	using good and substantial materials;

2.6.2.6	to the reasonable satisfaction of the Landlord;

2.6.2.7	in accordance with the requirements, if any, of the Landlord’s insurers, which have been notified in writing to the Tenant; and

2.6.2.8	without causing any legal nuisance or damage to the Landlord or the owners or occupiers of the Landlord’s Premises or any adjoining or neighbouring premises.

2.6.3
The Tenant is to permit the Landlord and those authorised by it to enter onto the Premises at all reasonable times on reasonable prior notice to inspect the progress of the Works and the materials used in them to ensure that the Works are being carried out in accordance with the terms of this Agreement.

2.6.4	When the Works have been completed, the Tenant is, as soon as reasonably practicable, to:

2.6.4.1	obtain any Consents required on the completion of the Works;

2.6.4.2
notify the Landlord in writing of the completion of the Works and allow the Landlord to inspect them to satisfy itself that they have been carried out and completed in accordance with the terms of this Agreement; and

2.6.4.3
make good any damage to the Premises and the remainder of the Landlord’s Premises (including for the avoidance of doubt 540 Eskdale Road) caused by the carrying out of the Works or the removal of plant and equipment and unused materials from the Premises.

2.7	Landlord’s Inspection of the Works

2.7.1
Following any inspection of the Works by the Landlord pursuant to clause 2.6.4.2 the Landlord shall notify the Tenant in writing within no more than ten (10) working days following such inspection whether or not the Tenant has complied with the Condition and if not, to notify the Tenant of what further action is required in order to satisfy the Condition and failing any notification in writing by the Landlord to the Tenant within such time period, the Tenant shall be deemed to have complied with the Condition.

2.7.2	If the Landlord notifies the Tenant in writing of further action required in order to satisfy the Condition the Tenant will proceed diligently to take such action.

2.7.3	The procedure in clauses 2.6.4.2, 2.7.1 and 2.7.2 may be repeated until the Landlord (acting reasonably) is satisfied that the Tenant has complied with the Condition.

2.8	Authorisation of Agreement

This Agreement has been authorised in accordance with the provisions of section 38A(2) Landlord and Tenant Act 1954.  The Tenant confirms that before the date of this Agreement:

2.8.1
the Landlord served on the Tenant notice (“the Notices”) dated 11 May 2011.  In relation to this Agreement in a form complying with the requirements of Schedule 3 to The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003;

2.8.2
the Tenant, or a person duly authorised by the Tenant, in relation to the Notices made statutory declarations (“the Declarations”) dated 13 May 2011 in a form complying with the requirements of Schedule 4 to The Regulatory Reform (Business Tenancies) (England and Wales) Order 2003; and

2.8.3	where the Declarations were made by a person other than the Tenant, the declarant was duly authorised by the Tenant to make the Declarations on the Tenant’s behalf.

3.	TITLE

3.1	Title deduced

The Tenant has deduced title to the Lease to the Landlord and the Landlord is not entitled to raise any requisition or objection to the title except in respect of:

3.1.1	any matters registered against the Title Number after 31st March 2011 at 17.37:30 that relate to matters that the Tenant has not previously disclosed to the Landlord; and

3.1.2	any financial charges registered against the Title Number or the name of the Tenant at the Land Charges Registry or at Companies House.

3.2	Title guarantee

The Tenant is to surrender the Lease with full title guarantee but the Tenant shall not be liable under any of the covenants set out in section 3 or section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 for the consequences of any breach of the terms of the Lease concerning the condition of the Premises.

4.	PENDING COMPLETION

4.1	Terms of the Lease

Until the surrender is completed all the terms and conditions of the Lease will remain in full force and effect including the provisions relating to the payment by the Tenant of the rent and all other sums payable under the Lease.

4.2	Tenant’s obligations

Without prejudice to the express provisions of the Lease, until completion of the surrender the Tenant will:

4.2.1	permit the Landlord to inspect the Premises with or without agents, surveyors, contractors and others at reasonable times after reasonable notice; and

4.2.2	permit the display of a letting, sale board or notice on the Premises and will allow prospective purchasers or tenants to view the Premises at reasonable times after reasonable notice.

5.	COMPLETION

5.1	Handover of the Premises

On the Date of Actual Completion, the Tenant is:

5.1.1
to return the Premises to the Landlord with all tenant’s and trade fixtures, signs, advertisements and any name signs removed and any damage caused by their removal made good to the reasonable satisfaction of the Landlord;

5.1.2	to return all keys to the Premises to the Landlord, including any duplicate sets made by the Tenant, and leave the Premises properly secured against unauthorised entry;

5.1.3
to pay to the Landlord by solicitor’s client account cheque or by direct credit to the Landlord’s Solicitors all outstanding rents and other moneys payable under the Lease up to and including the Date of Actual Completion which have not been paid by that date;

5.1.4	to pay the Dilapidations Payment to the Landlord by solicitor’s client account cheque or by direct credit to the Landlord’s Solicitors;

5.1.5
where any alarm system provided by the Landlord or installed by the Tenant and left in the Premises remains operative, to give the Landlord all keys, security codes and other information to enable the Landlord to set and disarm that alarm system;

5.1.6
to hand to the Landlord the health and safety file for the First Premises maintained by the Tenant under the CDM Regulations with all information required to be kept in the file complete and up to date;

5.1.7
to hand to the Landlord an unconditional undertaking to use all reasonable endeavours to deal to the satisfaction of the Land Registry with any requisitions that may be raised in connection with the Tenant’s title to the Lease or any application made by the Landlord in connection with the registration of the surrender but this obligation will not extend to providing the original of the First Lease or a certified copy thereof;

5.1.8
to hand to the Landlord a completed Form AP1 together with a solicitor’s client account cheque made payable to the Land Registry for the Land Registry fee payable for the closure of the Title Number; and

5.1.9	to deliver to the Landlord the:

5.1.2.1	Deeds of Surrender; and

5.1.2.2	the Second Lease;

5.2	Release of obligations

Subject to clause 5.3, on the Date of Actual Completion, the Landlord and the Tenant are to release each other and the Landlord is to release the Tenant’s Guarantor from all obligations contained in the Lease arising on or after the Date of Actual Completion on the terms contained in the Deeds of Surrender and the Landlord is to accept the Dilapidations Payment in full and final settlement of all claims for dilapidations arising on the ending of the Lease.

5.3	Rent arrears

Clause 5.2 does not apply to, and the Tenant will remain liable to the Landlord for, any arrears of rent due to the Landlord under the Lease but unpaid on the Date of Actual Completion and nor does clause 5.2 apply to any outstanding obligations (whether past, present or future) of the Tenant or the Landlord in respect of the service charge provisions in the Lease.

5.4	Reimbursement of rent

The Landlord is to repay to the Tenant within 14 days of the Date of Actual Completion any part of the yearly rent and insurance rent which has been paid by the Tenant under the Lease which relates to the period after the Date of Actual Completion.

5.5	Service charge

No apportionment of the service charge rent payable under the Lease will be made on the Date of Actual Completion and, notwithstanding the surrender of the Lease, at the end of the service charge year under the Lease in which the Date of Actual Completion falls:

5.5.1
the Tenant will pay to the Landlord any excess service charge for any period or periods down to the Date of Actual Completion that would have been payable under the Lease if it had not been surrendered;

5.5.2	the Landlord will repay to the Tenant any overpayment of service charge made under the Lease for the period or periods down to the Date of Actual Completion; and

5.5.3	the Tenant will not be liable for any service charge rent attributable to the period or periods after the Date of Actual Completion.

6.	ADDITIONAL PROVISIONS

6.1	Information provided

The Landlord acknowledges that this Agreement has not been entered into wholly or partly in reliance on any statement or representation made by or on behalf of the Tenant, other than any statements or representations given by the Tenant’s Solicitors in written replies to written enquiries raised by the Landlord’s Solicitors before the date of this Agreement.

6.2	Entire agreement

This Agreement constitutes the entire contract between the parties and may be varied or modified only in writing by the parties or their authorised representatives specifically referring to this clause and stating that this Agreement is varied in the manner specified.

6.3	VAT

Sums payable under this Agreement are exclusive of VAT.  Where, under the terms of this Agreement, a supply is made that is subject to VAT, the person receiving the supply is to pay the VAT to the person making the supply and a valid VAT invoice is to be issued by the person making the supply.

6.4	Deed of Variation

On the Completion Date the Landlord and the Tenant shall enter into the Deed of Variation in the form attached in Appendix 1.

6.5	Non-Merger

All the provisions of this Agreement shall (to the extent that they remain to be observed and performed) continue in full force and effect notwithstanding completion of the Deeds of Surrender.

6.6	Splitting of Electricity Supply to 540 and 545 Eskdale Road

The Tenant shall use all reasonable endeavours to complete the Electrical Works by the Target Date:

6.6.1	in carrying out the Electrical Works the Tenant shall comply with the obligations contained in clause 2.6.2 of this Agreement;

6.6.2
the Landlord is to permit the Tenant and those authorised by it to enter on to the Second Premises at all reasonable times on reasonable prior notice (except in emergency) to the extent that such entry is necessary to enable the Tenant to comply with its obligations in respect of the Electrical Works;

6.6.3
if the Electrical Works are not completed by the Target Date the Landlord may serve notice on the Tenant requiring the completion of the Electrical Works within ten (10) working days of receipt of such notice failing which the Landlord or its agents with or without workmen and others may to the extent necessary in order to complete the Electrical Works but not otherwise enter the Premises for the purpose of carrying out the Electrical Works itself and the Tenant shall reimburse the Landlord any reasonable costs properly incurred by the Landlord in taking such action;

6.6.4	when the Electrical Works have been completed, the Tenant is, as soon as reasonably practicable, to:

6.6.2.1
notify the Landlord in writing of the completion of the Electrical Works and allow the Landlord to inspect them to satisfy itself that they have been carried out and completed in accordance with the terms of this Agreement;

6.6.2.2	make good any damage to the Second Premises and the remainder of the Landlord’s Premises (including for the avoidance of doubt 540 Eskdale Road) caused by the carrying out of the Electrical Works; and

6.6.2.3	provide the Landlord with a copy of the electrical inspection certificate for the Electrical Works.

7.	SIGNING

This Agreement has been signed under hand by or on behalf of the Landlord and the Tenant and it is exchanged on the date set out in the Particulars.

SCHEDULE 1

Variations to the Commercial Conditions

1.	Exclusion of Commercial Conditions

Commercial Conditions 8.3.6, 8.3.7 and 8.3.8 are excluded.

2.	Variation of Commercial Conditions

2.1	In Commercial Condition 1.3, all references to service by e-mail are deleted.

2.2	Commercial Condition 1.4.1 reads “An obligation to pay money includes an obligation to pay any value added tax chargeable in respect of that payment.”

2.3	In Commercial Condition 8.3.1, the words “Subject to condition 8.3.6” are deleted.

2.4	Commercial Condition 8.3.2 reads “Apportionment is to be made with effect from the date of actual completion.”

2.5	In Commercial Condition 8.3.3 the word “buyer” is replaced by the word “seller” and the words “from the beginning” are replaced by the words “until the end”.

2.6	In Commercial Condition 9.3.2, the words “between completion date and actual completion” are replaced by “from and including the completion date to and including actual completion”.

2.7	Commercial Condition 9.3.4 reads “The seller will take the net income from the property until completion as well as compensation under condition 9.3.1.”

3.	Application of Commercial Conditions

3.1	Subject to paragraph 3.2, for the purposes of the Commercial Conditions, the “seller” is the Tenant and the “buyer” is the Landlord.

3.2	For the purposes of Commercial Condition 9.3, the “buyer” is the party paying the Price under this Agreement and the “seller” is the party receiving it.

SIGNED by SEGRO (WINNERSH) LIMITED
SIGNED by EMERGENT PRODUCT DEVELOPMENT UK LIMITED /s/Stephen Lockhart

APPENDIX 1

Deed of Variation

Dated 2011
(1) SEGRO (WINNERSH) LIMITED (2) EMERGENT PRODUCT DEVELOPMENT UK LIMITED
Deed of variation
relating to a lease dated 13 December 1996 made between (1) Slough Properties Limited and (2) Azur Environmental Limited in respect of 540 IQ Winnersh Wokingham Berkshire
Eversheds LLP 1 Callaghan Square Cardiff CF10 5BT	Tel 0845 497 9797 Fax 0845 498 7333 Int +44 29 2047 1147 DX 33016 Cardiff www.eversheds.com

CONTENTS

1           INTERPRETATION 1

2           VARIATION OR SUBSTITUTION OF CLAUSES 1

3           EFFECTIVE DATE 1

4           CONTINUATION OF THE LEASE 1

5           LICENSE TO ALTER 2

6           RENT DEPOSITS 2

7           EXECUTION 2

Schedules

1           Variation of Clauses 3

PARTICULARS

Date
Landlord	SEGRO (WINNERSH) LIMITED (registered number 05472073) whose registered office is at Cunard House 15 Regent Street London SW1Y 4LR.
Tenant	EMERGENT PRODUCT DEVELOPMENT UK LIMITED (registered number 03270465) whose registered office is at 545 Eskdale Road Winnersh Wokingham Berkshire RG41 5TU.
Electrical Works	Has the meaning attributed to that term in an Agreement for Surrender dated [ ] day of [ ] between the Landlord (1) the Tenant (2)
Lease	A lease of the Property dated 13 December 1996 made between (1) Slough Properties Limited and (2) Azur Environmental Limited.
Property	Unit 540 Eskdale Road, IQ Winnersh, Wokingham, Berkshire.
Rent Deposit	The amount held in the Account pursuant to the terms of the Rent Deposit Deed such amount being currently seventy-one thousand two hundred and eighty pounds (£71,280.00).
Rent Deposit Deed	A rent deposit deed of 06 December 2005 made between (1) Slough Estates (Winnersh) Limited and (2) Emergent Europe Limited

THIS DEED OF VARIATION is made on the date set out in the Particulars

BETWEEN

(1)           The Landlord; and

(2)           The Tenant;

BACKGROUND

(A)	The Lease was entered into by the persons whose names appear in the definition of the Lease in the Particulars.

(B)	The parties to this Deed of Variation are now or remain entitled to the benefit of the Lease and have agreed to vary it on the terms set out in this Deed of Variation.

OPERATIVE PROVISIONS

1.	INTERPRETATION

1.1	Words and expressions defined in the Lease have the same meanings in this Deed of Variation except to the extent that they are expressly varied by this Deed of Variation.

1.2	The provisions of the Lease relating to its interpretation apply to this Deed of Variation except to the extent that they are expressly varied by this Deed of Variation.

1.3	This Deed is supplemental to the Lease. A breach of this Deed is to be regarded as a breach of the Lease and will permit the Landlord to exercise its right of re-entry under the Lease.

1.4	Sums payable under this Deed will be recoverable as rent in arrears under the Lease.

1.5	The Particulars form part of this Deed and words and expressions set out in the Particulars are to be treated as defined terms in this Deed.

1.6	The parties to this Deed do not intend that any of its terms will be enforceable by virtue of the Contracts (Rights of Third Parties) Act 1999 by any person not a party to it.

2.	VARIATION OR SUBSTITUTION OF CLAUSES

The Lease is to be read and interpreted as if the variations to it in Schedule 1 were set out in full in the Lease.

3.	EFFECTIVE DATE

The amendments to the Lease made by this Deed of Variation take effect from and including the date of this Deed of Variation.

4.	CONTINUATION OF THE LEASE

4.1	The terms of the Lease continue in effect as amended by this Deed of Variation.

4.2	This Deed of Variation does not release any party to it from any breaches of the Lease existing at the date of this Deed of Variation.

5.	LICENCE TO ALTER

The Landlord hereby consents to the Tenant installing an electricity submeter into the Property and carrying out the Electrical Works.

6.	RENT DEPOSITS

The Landlord and the Tenant confirm that the Rent Deposit will continue to be held in accordance with the terms of the Rent Deposit Deed.

7.	EXECUTION

The Landlord and the Tenant have executed this Deed of Variation as a deed and it is delivered on the date set out in the Particulars.

SCHEDULE 1

Variation of Clauses

The following clause replaces clause 8 of the Lease:

8.	“TENANT’S OPTION TO DETERMINE

8.1	In this clause 8 the following expressions have the following meanings:

“First Break Date” means 25 November 2012;

“Second Break Date” means 25 November 2013;

“Third Break Date” means 25 November 2014;

“Fourth Break Date” means 25 November 2015; and

“Break Date” means any of the above dates

8.2
If the Tenant wishes to determine this lease on any of the Break Dates and shall give to the Landlord not less than 6 months prior notice in writing expiring on the relevant Break Date then subject to the pre-conditions in clause 8.3 upon the expiry of such notice the Term shall immediately cease and determine but without prejudice to the rights of either party in respect of any antecedent claim or breach of covenant.

8.3	The pre-conditions are that the Tenant shall:

8.3.1
on or prior to the relevant Break Date vacate the Premises and ensure that any subleases of the Premises are validly terminated prior to the relevant Break Date and no subtenants or other third parties remain in occupation of the Premises;

8.3.2	have paid all the Rent reserved by this Lease up to the relevant Break Date provided such Rent has been duly demanded not less than 28 days prior to the relevant Break Date;

8.3.3
on or before the First Break Date pay the sum of £321,000 together with any value added tax to be paid in addition to and not in substitution for any other sum payable under this Lease to the Landlord if the Tenant exercises the option to determine this Lease on the First Break Date;

8.3.4
on or before the Second Break Date pay the sum of £240,000 together with any value added tax to be paid in addition to and not in substitution for any other sum payable under this Lease to the Landlord if the Tenant exercises the option to determine this Lease on the Second Break Date;

8.3.5
or before the Third Break Date pay the sum of £160,500 together with any value added tax to be paid in addition to and not in substitution for any other sum payable under this Lease to the Landlord if the Tenant exercises the option to determine this Lease on the Third Break Date; and

8.3.6
on or before the Fourth Break Date pay the sum of £80,230 together with any value added tax to be paid in addition to and not in substitution for any other sum payable under this Lease to the Landlord if the Tenant exercises the option to determine this Lease on the Fourth Break Date

Provided that a cheque drawn on the client account of the Tenant’s solicitors for the amount of the payment referred to in either of clauses 8.3.3, 8.3.4, 8.3.5 or 8.3.6 and delivered to the registered office of the Landlord on or before the relevant Break Date shall be sufficient to discharge the obligation to make the payment.

8.4
Following any determination of this Lease by the Tenant pursuant to clause 8.2 the Landlord shall repay to the Tenant any overpayment of the Rent and insurance rent for the period beginning on but excluding the relevant Break Date up to and including the date up to which the Tenant has paid the Rent and the insurance rent (as the case may be).

8.5	The Landlord may waive any of the pre-conditions set out in clause 8.3 at any time before the relevant Break Date by written notice to the Tenant.

8.6	On or before the Break Date the Landlord shall, if applicable, provide the Tenant with a VAT invoice in respect of the payment due pursuant to clause 8.3.3/8.3.4/8.3.5/8.3.6.

8.7	The parties shall act in good faith in relation to these provisions.”

SIGNED as a deed by SEGRO (WINNERSH) LIMITED acting by a director and its secretary or two directors	) ) ) )
Director Director/Secretary
SIGNED as a deed by EMERGENT PRODUCT DEVELOPMENT UK LIMITED acting by a director and its secretary or two directors	) ) ) ) )
Director Director/Secretary

APPENDIX 2

Deeds of Surrender

DATED                                                                                                           2011
SEGRO (WINNERSH) LIMITED (1)
EMERGENT PRODUCT DEVELOPMENT UK LIMITED (2)
DEED OF SURRENDER
relating to
Units 545 Winnersh Triangle, Wokingham, Berkshire
Manches LLP
9400 Garsington Road
Oxford Business Park
OXFORD 0X4 2HN
Tel +44 (0)1865 722 106
Fax +44 (0)1865 201 012
DX 155710 Oxford 13
www.manches.com
Ref: SPS/ELV/180251/264906

INDEX

1.	INTERPRETATION 5
2.	SURRENDER 10
3.	RELEASE OF THE TENANT 11
4.	RELEASE OF THE TENANT’S GUARANTOR 11
5.	RELEASE OF THE LANDLORD 11
6.	LIABILITY 12
7.	THIRD PARTY RIGHTS 12

DATE

HM Land Registry

Landlord’s title number:  BK 165703

Administrative area:  WOKINGHAM

PARTIES

(1)	SEGRO (WINNERSH) LIMITED (registered number 05472073) whose registered office is at Cunard House 15 Regent Street London SW1Y 4LR (“Landlord”);

(2)	EMERGENT PRODUCT DEVELOPMENT UK LIMITED (registered number 03270465) whose registered office is at 545 Eskdale Road Winnersh Wokingham Berkshire RG41 5TU (“Tenant”);

BACKGROUND

(A)           This deed is supplemental to the Lease.

(B)           The Landlord is entitled to the immediate reversion to the Lease.

(C)           The residue of the term granted by the Lease is vested in the Tenant.

(D)           The Landlord and the Tenant have agreed to enter into this deed.

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation set out in this clause 1 apply in this deed.

“Agreement for Surrender”	means an agreement for the surrender of the Lease dated day of and made between the Landlord (1) the Tenant (2).
“HMLR”	HM Land Registry.
“Landlord’s Conveyancer”	Eversheds LLP of 1 Callaghan Square, Cardiff CF10 5BT (Ref: Kate Anderton) or any other conveyancer whose details may be notified in writing from time to time by the Landlord to the Tenant.
“Lease”
a lease of Units 545 Winnersh Triangle, Wokingham, Berkshire dated 13th December 1996 and made between Slough Properties Limited (1) Azur Environmental Limited (2), and all documents supplemental or collateral to that lease.

“Property”	Units 545 Winnersh Triangle, Wokingham, Berkshire as more particularly described in Berkshire as more particularly and demised by the Lease.
1.2	Clause headings do not affect the interpretation of this deed.

1.3	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) [and that person’s personal representatives, successors or permitted assigns].

1.4	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.5	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.6	A reference to any party shall include that party’s personal representatives, successors or permitted assigns.

1.7
A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.8	A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.9	A reference to “writing” or “written” includes faxes but not e-mail.

1.10	A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of the provisions of this agreement) at any time.

1.11	References to clauses are to the clauses of this deed.

1.12	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.13	References to the “Landlord” include a reference to the person entitled for the time being to the immediate reversion to the Lease.

1.14	The expressions “landlord covenant” and “tenant covenant” each have the meanings given to them by the Landlord and Tenant (Covenants) Act 1995.

2.	SURRENDER

2.1
In consideration of the releases by the Landlord pursuant to clause 3 and clause 4 the Tenant surrenders and yields up to the Landlord, with full title guarantee, all its estate, interest and rights in the Property and the Landlord accepts the surrender.

2.2
The Tenant shall not be liable under any of the covenants set out in section 3 or section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 for the consequences of any breach of the terms of the Lease concerning the condition of the Property.

2.3	The residue of the term of years granted by the Lease shall merge and be extinguished in the reversion immediately expectant on the termination of the Lease.

3.	RELEASE OF THE TENANT

The Landlord releases the Tenant and its predecessors in title from all the tenant covenants of the Lease but without prejudice to any liability that has accrued before completion of the Surrender or which remains pursuant to the Agreement for Surrender.

4.	RELEASE OF THE TENANT’S GUARANTOR

The Landlord releases the Tenant’s Guarantor from the covenants, indemnities and other obligations arising under or in respect of the Lease but without prejudice to any liability under that guarantee or those obligations (if any) that has accrued before completion of the Surrender or which remains pursuant to the Agreement for Surrender.

5.	RELEASE OF THE LANDLORD

The Tenant releases the Landlord and its predecessors in title to the immediate reversion to the Lease from all the landlord covenants of the Lease without prejudice to any liability that has accrued before completion of the Surrender or which remains pursuant to clause 5.5 of the Agreement for Surrender.

6.	LIABILITY

If the Landlord or the Tenant is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this deed.  The Landlord may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

7.	THIRD PARTY RIGHTS

A person who is not a party to this deed shall not have any rights under or in connection with it.

SIGNED as a deed by SEGRO (WINNERSH) LIMITED acting by a director and its secretary or two directors
Director
Director/Secretary
SIGNED as a deed by EMERGENT PRODUCT DEVELOPMENT UK LIMITED acting by a director and its secretary or two directors
Director
Director/Secretary

DATED                                                                                                           2011
SEGRO (WINNERSH) LIMITED (1)
EMERGENT PRODUCT DEVELOPMENT UK LIMITED (2)
EMERGENT BIOSOLUTIONS INCORPORATED (3)
DEED OF SURRENDER
relating to
Units 530/535 Winnersh Triangle, Wokingham, Berkshire
Manches LLP
9400 Garsington Road
Oxford Business Park
OXFORD 0X4 2HN
Tel +44 (0)1865 722 106
Fax +44 (0)1865 201 012
DX 155710 Oxford 13
www.manches.com
Ref: SPS/ELV/180251/264906

INDEX

1.	INTERPRETATION 6
2.	SURRENDER 11
3.	VALUE ADDED TAX 12
4.	RELEASE OF THE TENANT 13
5.	RELEASE OF THE TENANT’S GUARANTOR 13
6.	RELEASE OF THE LANDLORD 13
7.	PAYMENTS 14
8.	LIABILITY 14
7.	THIRD PARTY RIGHTS 15

DATE

HM Land Registry

Landlord’s title number:  BK 165703

Administrative area:  WOKINGHAM

Tenant’s title number:  BK 415328

Administrative area:  WOKINGHAM

PARTIES

(1)	SEGRO (WINNERSH) LIMITED (registered number 05472073) whose registered office is at Cunard House 15 Regent Street London SW1Y 4LR (“Landlord”);

(2)	EMERGENT PRODUCT DEVELOPMENT UK LIMITED (registered number 03270465) whose registered office is at 545 Eskdale Road Winnersh Wokingham Berkshire RG41 5TU (“Tenant”);

(3)
EMERGENT BIOSOLUTIONS INCORPORATED (incorporated and registered in England and Wales under company number 373-6090) the registered office of which is at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington DE 19808, USA (“Tenant’s Guarantor”).

BACKGROUND

(A)           This deed is supplemental to the Lease.

(B)           The Landlord is entitled to the immediate reversion to the Lease.

(C)           The residue of the term granted by the Lease is vested in the Tenant.

(D)	The Tenant’s Guarantor has entered into the Lease to give a guarantee in respect of the tenant covenants of the Lease.

(E)           The Landlord and the Tenant have agreed to enter into this deed.

AGREED TERMS

1.	INTERPRETATION

1.1	The definitions and rules of interpretation set out in this clause 1 apply in this deed.

“545 Lease”	means a lease of Unit 545 dated 13th December 1996 and made between Slough Properties Limited (1) Azur Environmental Limited (2).
“Agreement for Surrender”	means an agreement for the surrender of the Lease dated day of and made between the Landlord (1) the Tenant (2).
“HMLR”	HM Land Registry.
“Landlord’s Conveyancer”	Eversheds LLP of 1 Callaghan Square, Cardiff CF10 5BT (Ref: Kate Anderton) or any other conveyancer whose details may be notified in writing from time to time by the Landlord to the Tenant.
“Lease”
a lease of Units 530/535 Winnersh Triangle, Wokingham, Berkshire dated 10th May 2007 and made between Slough Estates (Winnersh) Limited (1) Emergent Product Development UK Limited (2) Emergent BioSolutions Incorporated (3), and all documents supplemental or collateral to that lease.

“Property”	Units 530/535 Winnersh Triangle, Wokingham, Berkshire as more particularly described in and demised by the Lease.
“Unit 545”	means Winnersh 545, Winnersh Triangle, Wokingham, Berkshire more particularly described in and demised by the 545 Lease.
“VAT”	value added tax chargeable under the Value Added Tax Act 1994 and any similar replacement tax and any similar additional tax.
1.2	Clause headings do not affect the interpretation of this deed.

1.3	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality) [and that person’s personal representatives, successors or permitted assigns].

1.4	Unless the context otherwise requires, words in the singular shall include the plural and in the plural include the singular.

1.5	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.6	A reference to any party shall include that party’s personal representatives, successors or permitted assigns.

1.7
A reference to a statute, statutory provision or subordinate legislation is a reference to it as it is in force from time to time, taking account of any amendment or re-enactment and includes any statute, statutory provision or subordinate legislation which it amends or re-enacts.

1.8	A reference to a statute or statutory provision shall include any subordinate legislation made from time to time under that statute or statutory provision.

1.9	A reference to “writing” or “written” includes faxes but not e-mail.

1.10	A reference to a document is a reference to that document as varied or novated (in each case, other than in breach of the provisions of this agreement) at any time.

1.11	References to clauses are to the clauses of this deed.

1.12	Any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.13	References to the “Landlord” include a reference to the person entitled for the time being to the immediate reversion to the Lease.

1.14	The expressions “landlord covenant” and “tenant covenant” each have the meanings given to them by the Landlord and Tenant (Covenants) Act 1995.

2.	SURRENDER

2.1	In consideration of:

2.1.1
one million three hundred and seventy-five thousand two hundred and ninety-eight pounds (£1,375,298.00) (excluding VAT) paid by the Tenant to the Landlord (of which the Landlord acknowledges receipt) and;

2.1.2	the releases by the Landlord pursuant to clause 4 and clause 5;

the Tenant surrenders and yields up to the Landlord, with full title guarantee, all its estate, interest and rights in the Property and the Landlord accepts the surrender.

2.2
The Tenant shall not be liable under any of the covenants set out in section 3 or section 4 of the Law of Property (Miscellaneous Provisions) Act 1994 for the consequences of any breach of the terms of the Lease concerning the condition of the Property.

2.3	The residue of the term of years granted by the Lease shall merge and be extinguished in the reversion immediately expectant on the termination of the Lease.

3.	VALUE ADDED TAX

On the date of this deed, the Tenant shall pay the Landlord any VAT properly chargeable on the consideration stated in clause 2.1.1.

4.	RELEASE OF THE TENANT

The Landlord releases the Tenant and its predecessors in title from all the tenant covenants of the Lease but without prejudice to any liability that has accrued before completion of the Surrender or which remains pursuant to the Agreement for Surrender.

5.	RELEASE OF THE TENANT’S GUARANTOR

The Landlord releases the Tenant’s Guarantor from the covenants, indemnities and other obligations arising under or in respect of the Lease but without prejudice to any liability under that guarantee or those obligations (if any) that has accrued before completion of the Surrender or which remains pursuant to the Agreement for Surrender.

6.	RELEASE OF THE LANDLORD

The Tenant releases the Landlord and its predecessors in title to the immediate reversion to the Lease from all the landlord covenants of the Lease without prejudice to any liability that has accrued before completion of the Surrender or which remains pursuant to clause 5.5 of the Agreement for Surrender.

7.	PAYMENTS

On the date of this deed, the Tenant shall pay the Landlord the sum of two hundred and thirty thousand pounds (£230,000.00) (inclusive of VAT) by way of liquidated damages, as compensation for the breach by the Tenant of its covenants in the Lease relating to the state and condition of the Property and as compensation for the breach by the Tenant of its covenants in the 545 Lease relating to the state and condition of Unit 545.

8.	LIABILITY

If the Landlord or the Tenant is more than one person, then in each case those persons shall be jointly and severally liable for their respective obligations arising by virtue of this deed.  The Landlord may release or compromise the liability of any one of those persons or grant any time or concession to any one of them without affecting the liability of any other of them.

9.	THIRD PARTY RIGHTS

A person who is not a party to this deed shall not have any rights under or in connection with it.

SIGNED as a deed by SEGRO (WINNERSH) LIMITED acting by a director and its secretary or two directors
Director
Director/Secretary
SIGNED as a deed by EMERGENT PRODUCT DEVELOPMENT UK LIMITED acting by a director and its secretary or two directors
Director
Director/Secretary
SIGNED as a deed by EMERGENT BIOSOLUTIONS INCORPORATED acting by a director and its secretary or two directors
Director
Director/Secretary

APPENDIX 3

List of Plant and Equipment

Item	Manufacturer	Model
Flow Cytometer	Beckman Coulter	FC500
Class II Safety Cabinet	Bioquell	ABS1200
Coldroom(1)	MISA
Freezer, -85degC (H)	New Brunswick Scientific	U725-86
Freezer, -85degC (emergency back-up)	New Brunswick Scientific	U570-85
Fridge (B)	Liebherr	Profi Line
Fridge (C)	Liebherr	Profi Line UKS3600
Freezer, -85degC (M)	New Brunswick Scientific	U725-86
Freezer, -85degC (K)	New Brunswick Scientific	U570-85
Freezer	Lab Cold
Centrifuge (refrigerated)	Hettich Centrifugen	46R (4610-01)
Flaked Ice Maker	Scotsman	AF10ASE 06UK
Autoclave (Opsprey 2)	LTE	Touchclave R
Dry air cabinet	GenLab	DC100
Balance (0-2100g)	Sartorius	BP2100S
RO Water System	Millipore	Elix 10
Hotplate stirrer	Stuart Scientific	CB302
Standard Stirrer	Stuart Scientific	SM5
Vortex mixer	Scientific Industries	G560E
Vortex mixer	Scientific Industries	G560E
Dry heat block	Techne	DB-3A FDB03AD
Vortex mixer	Scientific Industries	G560E
Vortex mixer	Scientific Industries	G560E
Vortex mixer	Scientific Industries	G560E
Vortex mixer	Scientific Industries	G560E
Benchtop centrifuge	Boeco	M-24
Benchtop centrifuge	Boeco	M-24
Benchtop centrifuge	Boeco	M-24
Balance (0-1 00g)	Mettler Toledo	AB104
IPGPHOR IEF Unit	Pharmacia Biotech	80-6414-02
Vortex Mixer	Scientific Industries	G560E
Gyro rocker plate shaker	Stuart	SSL3
Vortex Mixer	Scientific Industries	G560E
Incubator	LTE	IP60 UM040
Chart recorder	Dickson	KT803
Vortex Mixer	Scientific Industries	G560E
Waterbath	Grant	SUB6
Vortex Mixer	Scientific Industries	G560E
CO2 backup system	New Brunswick Scientific	U9043-0008
DB3A Dry Block	Techne	FDB03AD
Standard Stirrer	Stuart Scientific	SM5
Standard Stirrer	Stuart Scientific	SM5
Vortex Mixer	Scientific Industries	G560E
Electrophoresis system power pack	Amersham Pharmacia Biotech	EPS3501XL

Electrophoresis system power pack	Pharmacia Biotech	Multitemp III
Electrophoresis system (Multiphor II)	Pharmacia Biotech	18-1018-06
Electrophoresis system (Multiphor II)	Pharmacia Biotech	18-1018-06
Vortex mixer	Scientific Industries	G560E
Waterbath	Grant	SUB14
Water reservoir tank	Millipore
Microscope	Leitz Wetzlar	Dialix 20BB
Bench top centrifuge	Boeco	M24 (2004-13)
Microflow Class II Safety Cabinet (Hood 1)	Bioquell	M51424/2
Waterbath	Grant	SUB14

Microflow Class II Safety Cabinet (Hood 2)	Bioquell	M51424/2102
Stand-alone UV light	UVITEC	L1330.G
BSC-G Class II Safety Cabinet	Faster (Wolf Laboratories)	BSC-G-2-6
Microflow Class II Safety Cabinet (Hood 4)	Bioquell	ABS1500F
Germicidal UV lamp	Bioquell	ABS1200UV
Microflow Class II Safety Cabinet (Hood 3)	Bioquell	ABS1500F
Auto gas cylinder changeover unit	Northern Technical and	PC30 Mk2.1
Chemical Services
Freezer	Liebherr	Comfort GS5203
Vortex Mixer	Scientific Industries	G560E
Vortex Mixer	Scientific Industries	G560E
Vortex Mixer	Scientific Industries	G560E
Gyro rocker plate shaker	Stuart	SSL3
Block Thermostat	Grant	BT1
Vortex mixer	Scientific Industries	G560E
Gyro Rocker plate shaker	Stuart	SSL3
Hotblock	Grant	QBT2
Vortex mixer	Scientific Industries	G560E
Vortex mixer	Scientific Industries	G560E
Ultra Pure Water System	Millipore	A10TOC
Autoclave (Touchclave R)	LTE	TCR-40L-H1
Microscope	CETI	Star 24ED
Germicidal UV lamp	Bioquell	M26027
Germicidal UV lamp	Bioquell	not specified
Fridge	TEFCOLD	SD 1380
Freezer	TEFCOLD	UF1380
Fume Hood	Safe Aire	GS1200
Mielabor Multitronic Glass washer	Miele	G7783
Mielabor Multitronic Glass washer	Miele	G7783
Auto Gas Cylinder Changeover Unit	Northern Technical & Chemical Services	PC30 Mk3.4
Incubator	Binder
Functionline incubator (D)	Heraeus	CB150
Olympian GEP150 diesel generator plus 12hr base tank	Caterpillar	BB16
Olympian ATI Load Transfer panel 630amp	Caterpillar	GEP150
Flammables Cupboard - underbench
Acids cupboard - underbench
Alkali cupboard - underbench
25 curved desks & underdesk drawer set
UV Germicidal Lamp	Bioquell	M26027
Various items of glassware
To be left behind 535 until removal by Lonza Currently located in 540, awaiting removal by Lonza

APPENDIX 4

Contract for Part of the Work required to split the Electricity Supply to 540 and

545 Eskdale Road

Our reference : DSW427B Your reference : Maurizio Durante Emergent Product Development UK Unit 540-545 Eskdale Road Winnersh Triangle Wokingham, Berkshire RG41 5TU	Scottish and Southern Energy New Connections Reading Depot Arrowhead Road Theale Berkshire, RG7 4AH Direct Dial 101189 126604 Fax 101189 126506 Email steven.ball@sse.com 15 April 2011
Dear Mr Durante

Unit 540 Eskdale Road, Winnersh Triangle, Wokingham RG41 5TU

Thank you for your recent enquiry.  I am pleased to provide my quotation for new electricity connections at the above development.  I enclose a draft plan of my proposals.

My proposals are subject to our obtaining all necessary legal consents to carry out the work as planned, including any consents required from third parties.

You are required to ensure that all works on your own electrical installations are carried out by a qualified electrical contractor.  Statutory qualification schemes, for Building Regulation purposes, are currently run by NICEIC, SELECT, ECA, NAPIT, ELECSA, British Standards Institution and BRE Certification.

SSE Power Distribution plc is the Distribution Network Operator (DNO) for the area in which your project is located.  There are Independent Connection Providers (ICP’s) and Independent Distribution Network Operators (IDNO’s) who may be able to provide you with an alternative quotation to carry out some of this work.  Please refer to www.lloydsregister.co.uk for further details.

These charges have been calculated on the works proceeding in the manner described in this quotation and the associated documentation.  You should be aware that we will charge for any additional work required.

I have calculated this quotation on the assumption that SSE will carry out all excavation and backfilling of cable trenches on the site.

Where you are undertaking any cable trenching you must also excavate and reinstate any joint holes as required by us along these cable routes.  Our Team Manager will discuss the requirements with you.

This quotation, based on your site requirements, is free of charge.  If the site requirements alter significantly such that additional quotations become necessary, SSE Power Distribution reserve the right to charge the reasonable costs we incur in providing any additional quotations for the same development.

What we will charge:

VAT is applicable to 100% of these values		Charges	VAT at 20%
1. Diversion costs Description:		£0.00	£0.00
2. Network Reinforcement costs Description:		£0.00	£0.00
Reinforcement Cost Breakdown
Reinforcement- Total Costs	£0.00
Reinforcement - SSEPD contribution due to Cost Apportionment (See Clause 21 of Terms and Conditions)	£0.00
Reinforcement - Costs apportioned from previous scheme	£0.00
Reinforcement - Costs to applicant	£0.00
3. Connection Costs Number of Connections: 1 Commercial Supplies Description: To lay new 185wc to a 400amp cutout with 200amp fuses		£3,065.41	£613.08
TOTAL COSTS TO APPLICANT		£3,065.41	£613.08
TOTAL COSTS TO APPLICANT INC VAT		£3,678.49

Please enclose a cheque with your acceptance.

Important Notice—Traffic Management Act - Street Works Permit Schemes

Local Authorities in England and Wales are likely to introduce a new Permit Scheme for street works that will include charges for providing the permits.  It is not clear at mis time which Local Authorities will introduce this scheme, when the scheme will be introduced, which streets will be affected or what the level of charges will be.  These costs are not within SSEPD’s control, and can not be absorbed by us.

This quotation excludes any costs that may be charged by the Local Authority in respect of these charges.  It is important to note that any such charges which are relevant to this project will be subsequently passed on to you through a separate invoice.  In addition to the actual charges from the Local Authority, we will require to charge an additional £25 + VAT to cover our administrative costs associated with this scheme.  Acceptance of this quotation means that you also accept these additional charges.

You may wish to seek clarification on how these charges may affect you from the relevant Local Authority.

Supply Details:

New Supply

Please note we will not energise the supply until you have following agreements in place:

•	Supply Agreement; and
•	Connection Agreement

Please ensure the connection agreement is signed by whoever will be responsible for the associated charges and returned to SSE Power Distribution at least one month before the supply is required.

The connection will be three phase, 230/400 Volts, alternating current, at 50Hz, and with a maximum capacity of 160 kVA.  You will need to balance the electrical load evenly across the phases to avoid overloading.

Supply Agreement

Before we can provide you with a supply of electricity, you must appoint an electricity supplier.  You need to agree the date when you wish the supply to begin with your supplier and tell us in advance of this start date.  We cannot energise a supply until a supply agreement is in place and we know the supply start date for the particular property.  A list of electricity suppliers can be found on the OFGEM website (www.ofgem.gov.uk).

When your electrical demand exceeds 100 kW (over a 3 month average) it will be necessary for you to appoint a Meter Operator, we will contact you in this event to put arrangements in place.

Connection Agreement

This quotation is subject to you/your client entering into a Connection Agreement (attached) with SSE Power Distribution to accept responsibility for available capacity charges based on 160 kVA for a minimum period of five years.  This is a maximum demand type of supply.  It may be billed monthly and attract availability and demand charges as well as unit charges.  You should discuss this with your supplier prior to accepting this quotation to ensure that you fully understand the running costs.

Important Safety Note:

Electricity Distribution companies, including SSE Power Distribution, are not required to provide, or continue to provide, a Connection to their distribution systems unless reasonably satisfied that a Customer’s electrical installation is complete, safe and complies with the Electricity Safety, Quality and Continuity Regulations 2002 (as amended).  Therefore and for your continued safety you should ensure, whenever you have any wiring alterations or additions undertaken on your electrical installation, that a safety statement or declaration is completed by your appointed Electrical Contractor or Qualified Electrician.  This document should also be retained by you for future reference.

Your Electrical Contractor or Qualified Electrician shall also provide you with a completion certificate once they have completed any wiring alterations or additions to your electrical installation.  The certificate shall state whether your electrical installation complies with BS7671 as amended (IEE Wiring Regulations).  This certificate should also be retained by you.

Further advice on Electrical Contractors and Qualified Electricians may be obtained from the organisations listed below:

http://www.niceic.org.uk

http://www.select.org.uk

http://www.napit.org.uk

http://www.elecsa.org.uk

http://www.eca.co.uk

http://www.bsi-global.co.uk

http://www.bre.co.uk

What To Do Next;

If you wish to accept my quotation please complete and return the attached acceptance form, including the name and contact details of your site services co-ordinator.  I will then arrange for our Team Manager to contact your office to discuss the programming of our works to meet your requirements.  We cannot start our works until we have the necessary legal consents.

Other Information:

You must comply with the provisions of the attached Site Information and Customer Requirements document which will be deemed to form an integral part of this quotation.  Please read this document carefully.  If you accept my quotation, please pass the schedule to your site services co-ordinator with the draft plan.

My proposals and this quotation depend on us obtaining all necessary consents and permissions from third parties.  All electrical installations (including temporary supplies) must comply with the current edition of BS767I, as amended, the IEE Wiring Regulations.

This quotation is open for acceptance for one month from the date of this letter and is subject to the enclosed SSE Power Distribution Standard Terms and Conditions (10/08/07) I look forward to hearing from you.

Yours sincerely

Steve Ball

DeskTop Quoting

Enclosures:

Quotation Acceptance form

Connection Agreement

Terms and Conditions

Site Information and Customer Requirements document

Draft Site Plan

Trench Specification

This quotation serves as a counter-notice under clause 16A(5) of the Electricity Act 1989.  Should you have any concerns, relating to this quotation please contact me using the details on the first page of this letter and I will try to resolve any issues directly with you.  If you still then have concerns, the Act allows for any unresolved disputes relating to the provision of this quotation to be determined by die Gas and Electricity Markets Authority.

SSE Power Distribution Quotation Acceptance

Our Reference:	DSW427B
Site Address:	Unit 540 Eskdale Road, Winnersh Triangle, Wokingham RG41 5TU
Your Site Co-ordinator:	& Telephone Number:
To: New Connections Reading Depot Arrowhead Road Theale Berkshire, RG7 4AH	From: Address: (for receipt) Telephone:	Maurizio Durante
I propose to appoint SWALEC as my Supplier (i.e. the company that will send you your electricity bill).

I accept your quotation for this work and agree to SEE Power Distribution adopting the assets on completion of the Works.

Date Connection Required: 16/05/2011
Signed:	Please Print Name: S.P. Lockhart
Amount Enclosed: £3,678.49 incl VAT	Date: 21/04/2011
Please complete the top part of this form and return it with your cheque, or a copy of your remittance advice if paying by bank transfer.
Please make any cheques payable to Southern Electric Power Distribution plc.

If paying by bank transfer please tick this box: ☑	Bank details: NatWest; Power Systems BACS Payments, Sort Code 60-17-21, Account No 76793869. Quote reference: DSW427B
We will not be able to arrange a programme of work unless this Acceptance and your cheque or proof of payment are received
SSE Power Distribution Payment
This is not a Tax invoice.  A V.A.T. receipt will be issued on payment
CIS 5 Details - SSB Power Distribution is a trading name of Southern Electric Power Distribution Plc, UTR no.  64581 10616

Re:	Unit 540 Eskdale Road, Winnersh Triangle, Wokingham RG4I 5TU
Customer Name:	Maurizio Durante
Customer Address:	Unit 540 – 545 Eskdale Road Winnersh Triangle Wokingham, Berkshire RG41 5TU
Zero Rated Work	£0.00
Standard Rated Work	£3,065.41
VAT 20%	£613.08
Total Due	£3,678.49
SSE Power Distribution is a trading name of Southern Electric Power Distribution plc, registered in England & Wales No. 4094290
Registered Office: 85 Vastern Road.  Reading RG1 8BU
www.scottish-southern.co.uk

SITE INFORMATION AND CUSTOMER REQUIREMENTS

SSE Power Distribution Reference: DSW427B

Site Address:  Unit 540 Eskdale Road, Winnersh Triangle, Wokingham RG41 5TU

Quotation date:  15 April 2011

This schedule gives details of the site works you will need to complete for us to meet your requirements.  Please read this document carefully as any problems with these works may result in additional costs and/or delays.  If you need any assistance please contact me.

When we attend to undertake our works you must ensure that any substation site/s, cable routes and any associated overhead line positions are clear of all encumbrances and ready for on site construction

Locating Cables on Site:

The draft job plan I have enclosed with this quotation is not suitable for locating cables on site.  To obtain the latest copies of our cable records please send a plan of the area in question to

SSE Power Distribution Mapping Services

P O Box 6206

BASINGSTOKE

RG24 8BW

Tel:  01256 337294

Fax:  01256 337295

requesting details of any SSE Power Distribution plant and cables in the area together with your contact details.  You must excavate hand-dug trial holes to establish the actual positions of all cables before any mechanical excavation works commence.

Cable Routes and Ducts:

The proposed cable routes are shown on the draft site plan.  Before we can lay our cables you will need to set out kerb lines, establish levels where roads or footpaths are not yet being constructed, and provide routes clear of obstructions or building materials.  We will charge you for any subsequent alterations to our cables because of changes to the site layout

You will need to install 150mm diameter road crossing ducts.  These must be twin walled black polyethylene ducting such as Ridgiduct, complying with the current edition of the ENATS specification 12-24 or internally glazed vitreous clayware pipes specifically intended for electricity cables as specified in the current edition of BS 65.

Duct crossings must be laid at a depth of not less than 600mm and not more than 800mm below the finished road surface.  The crossings should extend approximately 150mm beyond the kerb line on either side of the road, and the ends should be blanked off to prevent ingress of spoil.

Please ensure that ducts provided for our use are spaced at least 1.0m clear of inspection pits and other duct lines to ensure working clearance at the ends of the ducts.

SITE INFORMATION AND CUSTOMER REQUIREMENTS

The positions of the ducts should be clearly indicated on site.  You are responsible for locating and exposing the ends of the ducts.

Trenching and Inspection of Cables:

Where you are trenching for our cables, further information is available in our ‘Mains Trenching Guide’.  Please ask our Team Manager for a copy.  This will ensure you meet our requirements and comply with the NJUG recommendations.

We will blind our cables using suitable material - which must be free of sharp stones and rocks etc..  Where the excavated material is not suitable, you will need to provide us, free of charge, an alternative material for this purpose, typically sand.  You will be responsible for backfilling and reinstatement of the trenches.  Please contact our Team Manager a few days before you start works on site and he will visit and advise you on any additional requirements.

Service Intake and Metering:

Service Termination for Commercial Supply
The service termination and metering equipment will be at the position shown on the plan.  We will need a wall space approximately 960mm wide x 1,800 high, with a clear access space of approximately lm in front.

Your electrical contractor must supply and fit compression lugs required to terminate supply tails after consultation with our operative.  The tails must be single core and comply with BS 6004: ‘Electric Cables - PVC insulated, non-armoured cables for voltages up to and including 450/750 V, for electric power, lighting and internal wiring’.  Tails enclosed in trunking are to be single insulated to BS 6004 Table 4 and exposed cables are to be insulated and sheathed to BS 6004 Table 7.  Please note that the maximum length of your supply tails is 3 metres.

Earthing:

The electrical installation must comply with statutory requirements.  Protection against earth leakage currents is at all times the responsibility of the customer.  We are unable to provide an earthing terminal, and it will be necessary for you to make your own arrangements for protection against earth leakage currents.  The usual and preferred method would be the adoption of an earth electrode and a suitable residual current device.

Special Loads:

I shall need to know if you propose to install any motors, welders, control gear or other equipment which might generate harmonics.  Such equipment may affect electricity supplies to other customers hi the area, as well as damaging our own equipment.

If you connect this type of equipment without our prior agreement, we may insist upon its disconnection until the situation has been resolved.

Harmonic Distortion Limits:

The complete installation must strictly comply with the requirements detailed in the Electricity Association Engineering Recommendation G5/4 “Planning levels for harmonic voltage distortion and the connection of non-linear equipment to transmission systems and distribution networks in the United Kingdom”.  The connection must comply with the Stage 1, Stage 2 or Stage 3 limits as specified by G5/4.

SITE INFORMATION AND CUSTOMER REQUIREMENTS

SAFETY:

We ask you to take note of the following:-

In accordance with the Health & Safety Guidance Note GS6, you are required to take every precaution to ensure that cranes, tipper lorries, scaffolding, ladders and other plant employed on your works are kept at a safe distance from overhead electric lines and their supports and that such supports are not disturbed by excavations.  Goal posts with height restriction will need to be placed at appropriate locations for vehicles passing underneath SSE Power Distribution’s overhead lines.

In accordance with Health & Safety Executive Guidance Note HS (G) 47 care will also be necessary when digging in proximity to underground cables, particular if mechanical excavators are used.

Overhead lines, underground cables and other electrical plant must be regarded as being “live”.  Before commencing work in proximity to such plant written notification must be given to SSE Power Distribution.

If during the course of your works, any cable should be damaged by you/or your contractors, then this fact must be reported to our No Supply Bureau on 08000 72 72 82 immediately.  The cost of any repairs will be fully rechargeable.

Customer required to complete the details requested In areas marked *** below.
CONNECTION AGREEMENT	MPAN: Please Quote Ref:D
THIS AGREEMENT is made on the of , 2001 BETWEEN:
SOUTHERN ELECTRIC POWER DISTRIBUTION PLC *(the “Company”); And (the “Customer”)
Each party a “Party” together the “Parties”.
The Standard Terms and Conditions of this Agreement are detailed overleaf.
Premises Address:                                                                                                                                          540 Eskdale Road (the “Premises”);
Winnersh Triangle
Wokingham
RG41 5TU

Point of Supply:                                      At the outgoing terminals of the Company’s equipment
Type of Connection:                                      LV                 LV/HV (or other Supply Details)
Profile:                                      (see Clause 1.4 overleaf)
Available Capacity:                                      kVA (see Clause 1.4 overleaf)
Cost Apportionment                                      £                 (Where relevant, the Customer shall be liable for the full value of the
Contribution:                                      Cost Apportionment Contribution received from the Company if this ConnectionAgreement is terminated within 5 years of execution of said agreement.  See Clauses1.3, 1.4 and 5.3 overleaf.)
Voltage:                                      400/230 Volts                           Phases: 3                      Frequency: 50 Hz
Special Conditions:

Address for Serving Notices ONLY:
Company Address: Power Systems Billing SSEPD PO Box 6458 Basingstoke RG21 8ZD	***Customer Address: (if different from Premises Address, above)
I / We have read and understand the Standard Terms and Conditions detailed overleaf.

Signed on behalf of Customer *** (signature)	*** (print name and designation)
Signed on behalf of Company (signature) *Issuer to delete as required.	(print name and designation)
SSEPD is a trading name of. SSE Power Distribution Limited Registered in Scotland No. 21349:  Scottish Hydro Electric Transmission Limited

Registered in Scotland No.  213461; Scottish Hydro Electric Power Distribution Limited Registered in Scotland No 213460

(all having their Registered Offices at Inveramond House 200 Dunkeld Road Perth PHI 3AQ); and Southern Electric Power Distribution plc Registered in England & Wales No. 4094280 having its Registered Office at Westscott Way Littlewick Green Maidenhead SL6 3QB

www.scottish-southern.co.uk

Standard Terms and Conditions

WHEREAS the Customer has requested the Company to connect the Promises identified overleaf to its distribution system for the purpose of receiving a supply of electricity (the “Supply”).  It is hereby agreed:
THE CONNECTION
1.1
Subject to the completion of the necessary connection works the Company shall permit the Customer’s installation to be connected to the Company’s distribution system upon the terms of this Agreement and shall provide and maintain such connection subject to all statutes, laws, directives and resolutions applicable from time to time (the “Legislation”).

1.2
The Customer shall provide suitable accommodations for the Company’s equipment and apparatus on the Premises and shall keep the same in good repair and condition at all times and at no cost to the Company.

1.3	The Customer undertakes that for a minimum period of 5 years from the date of connection the Customer will not reduce the agreed Available Capacity as specified overleaf.
1.4
If the Customer wishes to reduce the agreed Available Capacity as specified overleaf or terminate this Agreement before the minimum period of 5 years has expired the Customer shall be liable to pay to the Company the full amount of any applicable Cost Apportionment Contribution made in their favour (as may be indicated overleaf in the item entitled Cost Apportionment Contribution) in addition to any sums due under clause 5.3.

1.5
The Customer is not permitted to take electricity through the connection in excess of the agreed Available Capacity as specified overleaf and, in breach, the Customer shall pay any reasonable costs incurred by the Company as a result (without prejudice to the Company’s right to terminate the Agreement).

1.6
The Customer shall not operate or permit the Customer’s installation or any electrical equipment on the Premises to be operated in a manner which adversely affects or impairs the Company’s distribution system and shall not interfere or permit interference with any equipment or apparatus of the Company situated on the Premises.

1.7
The Customer shall not connect generating plant either directly or indirectly to the Company’s distribution system without the prior written consent of the Company, such consent not to be unreasonably withhold.

1.8
The Company may modify its distribution systems whether at or remote from the connection without the consent of the Customer and the Parties shall negotiate in good faith any necessary amendments to the Agreement.  The Company shall have no obligation to compensate the Customer for the cost of any modification required to be made by the Customer as a result of such modification.

2. THE METERING EQUIPMENT
2.1
The Customer shall arrange for the holder of a valid registration certificate issued by the Office of Gas and Electricity Markets to operate and maintain the metering equipment at the Premises for the duration of this Agreement.

3. THE SUPPLY OF ELECTRICITY
3.1	The Customer shall not take a supply of electricity at the Premises from any party unless that party has entered into an agreement with:
(i.) the Customer for the supply of electricity to the Premises; and
(ii.) the Company for the use of its distribution system in respect of the Premises and such agreements have become unconditional and continue in full force and effect.
4. RIGHTS OF ACCESS
4.1
The Customer shall afford the Company (and its sub-contractors) safe and unobstructed access to the Premises at all reasonable times  upon reasonable notice for any purpose connected with this Agreement and with the Company’s distribution system provided that in an emergency and for the reading of meters access shall be afforded at any time without notice.

5. TERMINATION
5.1	The customer shall be entitled to terminate this Agreement by giving the Company one month’s notice in writing to that effect.
5.2	The Company shall be entitled to terminate this Agreement forthwith upon notice to the Customer in the event that:
(i.) the Customer shall fail to pay any amount properly due and payable to the Company in connection with the provision of any supply of electricity; or
(ii.) without prejudice to above, the Customer shall be in breach of any term of the Agreement and (if it is capable of remedy) fails to remedy such breach within 14 days;
(iii.) the Customer shall in the reasonable belief of the Company have made unauthorized use of electricity; or

(iv.) the Customer is unable to pay its debts or enters into liquidation either compulsory or voluntary (or being an individual is made bankrupt) or compounds with, or convenes a meeting of, its creditors or has a receiver, manager or administrator appointed in respect of whole or any part of its assets, or if the customer ceases, or threatens to cease, to carry on business.

5.3
Upon termination of this Agreement for whatever reason the Customer shall pay to the Company all sums then due and payable or accrued due under the Agreement and any costs incurred by the Company as a result of such termination.

6. LIABILITY
6.1
Neither Party shall be liable for any breach of this Agreement directly or indirectly caused by any event or circumstance which is beyond the reasonable control of a Party and which results in or causes the failure of that Party to perform any of its obligations under the Agreement (“Force Majeure”) provided that lack of funds shall not constitute Force Majeure nor shall payment obligations be affected by the Force Majeure.

6.2
Subject to Clause 6.3 neither Party shall be liable to the other Party for the loss or damage arising in connection with this Agreement (whether resulting from breach of the Agreement which is reasonably foreseeable as likely to result from such breach and which resulted from physical damage to the property of the other Party or to the property of any third party for which the other Party is adjudged liable provided that:

(i.) the liability of either Party under this Clause 6.2 shall be limited to £100,000 for each incident or series of related Incidents; and

(ii.) neither party shall in any circumstances be liable to the other Party for any loss of profit, revenue, business, savings (anticipated or otherwise) or any form of economic or indirect or consequential loss.

For the purpose of this Clause 6.2 property shall include work in progress valued at cost.
6.3	Nothing in this Agreement shall exclude or limit the liability of either Party for death or personal injury resulting from the negligence of that Party.
7. DISPUTES RESOLUTION
7.1
Subject to any contrary provision in the Legislation any dispute or difference arising between the Parties under or out of this Agreement shall be referred to arbitration pursuant to the arbitration rules of the Electricity Arbitration Association in force from time to time.

7.2
If this Agreement applies in Scotland it shall be governed by and constructed in accordance with the Laws of Scotland.  If the Agreement applied in England and Wales the Agreement shall be governed by and constructed in accordance with English Law which shall be the proper law of any reference to arbitration and the provisions of the Arbitration Acts 1950 to 1979 shall apply to any such arbitration wherever conducted.

8. GENERAL
8.1
This Agreement is personal to the Customer and may not be assigned by the Customer without the Company’s prior written consent.  The Company may assign all or any part of its rights and sub-contract any of its obligations under this Agreement without the Customer’s consent provided that the assignee shall hold the requisite electricity license.

8.2
Any notice given by a Party shall be addressed to the other Party at the address or facsimile number specified overleaf shall be in writing given by hand, first class pre-paid post or facsimile and shall be deemed to have been received:

(i.) in the case of delivery by hand, at the time of delivery;
(ii.) in the case of first class pre-paid post, on the second clear day following the day of posting;
(iii.) and in the case of facsimile, on acknowledgement of the addressee’s facsimile machine is before 17.00 hours but, if later, on the following working day.
8.3
No variation or waiver of this Agreement shall be effective unless made in writing and signed by the Parties and no delay in exercising any term, condition, right or remedy under this Agreement shall operate to impair the same.

8.4	Any Special Conditions detailed overleaf shall prevail in the event of a conflict with these Standard Terms and Conditions.
8.5
This Agreement constitutes the entire agreement between the Parties and the Parties confirm they have not entered into this Agreement on the basis of any representatives that are expressly not incorporated in this Agreement.

The Company’s Standard Terms and Conditions
Definitions: The “Company”	Shall mean either Scottish Hydro Electric Power Distribution plc as the content requires;
The “Adoption Agreement”:	The agreement between the Customer and the Company for adoption of any Contestable Connection Works undertaken by the Customer;
The “Agreement”:	These conditions of contract and the Quotation;
The “Agreement Date”:	The date of acceptance of the Quotation;
The “Agreed Contract Price”:	The total price payable to the Company for the Works as shown in the Quotation;
The “Connection Agreement”:	The agreement between the Company and the Customer relating to the connection of the Customer’s premises;
The “Cost Apportionment Contribution”:	A financial contribution made with respect to the costs of connection from the Company in favour of the Customer;
The “Customer” or “Applicant”:	The person, firm or company whose name and address is shown in the Quotation;
The “Equipment”:	The equipment, plant and/or apparatus the Company will supply as detailed in the Quotation;
The “Quotation”:	The Quotation or Offer letter supplied with these conditions of contract;
The “Site Information & Customer Requirements”:	Customer Requirements document supplied with the Quotation; and
The “Works”:	The works that the Company will carry out as detailed in the Quotation.

1.The Quotation remains open for acceptance in writing for one calendar month, unless notified by the Company in writing to the contrary. The Company reserves the right to amend or withdraw the Quotation at any lime prior to the Customer accepting it.
2.The Customer will provide the Company with all the facilitates reasonably necessary to enable it to complete the Works in the most economical manner. In default the Customer shall pay the Company auth reasonable additional costs that may result.
3.Whereas any changes to the Works are required other than as a result of the Company’s negligence the Company shall submit written details of the additional cost to the Customer who shall be entitled to terminate the contract upon giving the Company written notice within 6 working days of the date of submission of such details. In the event of termination the Customer shall pay the Company’s reasonable charges for the work done or  committed and materials purchased prior thereto and reimburse any costs or expense incurred or committed by the Company in obtaining any wayleaves and consents.
4.A suitable level substation site(s) complying with the Company requirements shall be provided by the Customer and conveyed to the Company at the nominal 20 price of £1. The Customer will meet their legal and other fees and expenses, the legal sad other toes and expenses of the Company and the legal and other expenses of any consentor in connection with the conveyencing to follow hereon.
5.The Customer will grant any wayleaves or cable easements requited over his properly, provide and install ducts for on site road crossings and for service cable entry and agree service terminations In a position acceptable to the Company, provide and install service tubes from the back of the footpath to the premises which the connection is required terminating where possible in an external meter reading cabinet.
6.The Customer wit, at no cost to the Company and to a satisfactory standard reasonably specified by the Company, be responsible for carrying out al on site cable trenching for services, LV and HV mains cable, other then within substation sites and for backfilling and trench reinstatement once the Company has laid and covered the aforesaid cabling.
7.The Customer will be responsible for all building costs associated with the supply intake and any meter cabinet
8.The Customer will provide service termination facilities, in a position acceptable to the Company.
9.The Quotation is subject to obtaining all necessary wayleaves and consents for carry out the Works. If alternative arrangements are necessary they are likely to have a significant impact on costs. The Quotation assumes all plant and equipment will be placed in public highway or land owned or controlled by the Customer who will provide all necessary wayleaves and consents free of charge. The Customer will pay the full cost of obtaining any necessary wayleaves and/or consents from third parties (including wayleave damage claims) in addition to the Agreed Contract Price provided that where these have significant impact on the overall cost the Customer shall be entitled to terminate the contract upon written notice to the Company. In the event of termination the Customer shall pay the Company’s reasonable charges for the work done or committed and materials purchased prior thereto and reimburse any costs or expense incurred or committed by the Company in obtaining any wayleaves end consents.
10.It is assumed that the Company will carry out all Works during normal working hours. There wilt be an additional charge for any overtime working at the Customer’s request.
11.The Quotation is based on materiel and labour costs prevailing at the Agreement Date, the Company shall have the right to very the Agreed Contract Price in accordance with any variations in the material or labour costs subsequent to the Agreement Data (unless otherwise stated in the Quotation) upon submitting written details of the additional cost to the Customer who shall be entitled to terminate the contract upon giving the Company written notice within 5 working days of the data of submission of such details. In the event of termination the Customer shall pay the Company’s reasonable charges for the work or committed and materials purchased prior thereto and reimburse any costs or expense incurred or committed by the Company in obtaining any wayleaves and consents.
12.Unless otherwise agreed the Company requires full payment 28 days prior to commencement of the Works. All other arrangements will be subject to status.
13.The Company may submit progress invoices to the Customer, in respect of the amount of labour expended and materials delivered to sites and the Company’s stores up to the date of the progress invoice.
14.Adjustments will be made to the rates of VAT to those applicable at the date of the invoice or payment whichever is the earlier.
15.The Customer must settle invoices within 28 days of the date of the invoice.
16.If any amount remains unpaid after the due date, the Company shall (in addition to any other remedies) be entitled to charge interest on the amount unpaid at the annual rate of 3% over the base lending rate of National Westminster Bank plc in relation to the Cornpany’s Works.
17.Unless otherwise agreed in writing by the Company time is not of the essence in relation to the Company’s Works.
18.Subject to condition 17, the Company shall have no liability to the Customer for any loss of profit, revenue, business, savings, (anticipated or otherwise) or any other form of economic loss (whether or not occurring in connection with physical damage) resulting from or arising out of the Company’s negligence provided that the above shall not exclude or restrict the liability of the Company for death or personal injury.
19.The Customer acknowledges and confirms that it does not enter into the Agreement in reliance on any oral representation, warranty or undertaking not fully reflected in tile terms of the Agreement aid that no amendment modification or substitution to The Agreement shall be effective unless executed in writing by both parties.
20.The Equipment shell at all times remain the property of the Company. On completion of the Works end, with respect to any Contestable Connection Works undertaken b the Customer, the Customer both satisfactorily completing any Contestable Connection Works and an Adoption Agreement with the Company covering the Contestable Connection Works, the whole of the Works, Equipment and the aforesaid Contestable Connection Works shall become the property of the Company. The Customer shall protect the Equipment from any damage or interference between delivery to the site and completion of the Works and shall indemnify the Company for any toss or damage to the Equipment during such period. The Company shall be responsible for the final connection of the Works to its distribution system.
21.The Quotation is net of any Cost Apportionment Contribution due to the Customer and no further contributions or allowances are applicable.  The value of the Cost Apportionment Contribution has been calculated on the bests of, inter alia, the Equipment specified in the Quotation the available capacity agreed for the development, the build rate and the electrical heating the Customer has declared will be installed.  The value of Cost Apportionment Contribution made in favour of the Customer by the Company will be indicated the attached Quotation and its value may be recalculated by the Company to reflect any alteration to the basis of the calculation and the Customer will refund any over upon demand.  The Customer shall be liable to pay to the Company the full value of the Cost Apportionment Contribution received from the Company in the event the:
(i)      Connection’s Available Capacity, as indicated in the Connection Agreement (see Clause 22 below) is reduced by the Customer within 5 years of execution of their Connection Agreement; or,
(ii)       Connection Agreement is terminated by the Customer or the Company within 5 years of execution of said agreement.
In the event this Agreement is terminated prior to the completion of the Connection, the Customer shall be liable to pay to the Company a proportion (to be determined by the Company) of the Cost Apportionment Contribution.
22.It is a Condition of the Quotation that the Customer shall enter into a Connection Agreement with Company prior to energisation of the Connection.
23.The Customer will carry out the site work specified in the Site Information and Customer Requirements document.
24.This Quotation is based on the understanding that the Works will not be undertaken on contaminated land.  Where contaminated land is found by or advised to the Company additional charges will be rendered to the Customer in accordance with condition 3.
25.The Customer in accepting the Quotation, or the person acting on their behalf, shall note that S&S Limited will act as the agent of the Company and the contract will be with the relevant party (Scottish Hydro Electric Transmission Limited with respect to Transmission works, or Scottish Hydro Electric Power Distribution plc with respect to Distribution works.  If the aforesaid Transmission or Distribution works are being carried out in Scotland), or, Southern Electric Power Distribution plc (If the aforesaid Distribution works are being carried out in England and Wales) in accordance with the terms and conditions of the Agreement.